EX-10.Q

                        FIFTH AMENDMENT
                            TO THE
                       AMP INCORPORATED
                   PENSION RESTORATION PLAN

     The  AMP   Incorporated   Pension   Restoration   Plan   (January  1,  1995
Restatement), as heretofore amended on four occasions, is hereby further amended as set forth below.

     1. Effective July 1, 1998, a new Section 14 is added to the Plan to provide as follows:

                          SECTION 14
              VOLUNTARY EARLY RETIREMENT PROGRAM

          14.1 An Employee who both is age 55 and has at least ten (10) Years of Service as of October 1, 1998 is eligible for the enhanced normal retirement benefits described in this Section 14 provided that the Employee makes an irrevocable election during the period from July 1, 1998 to August 15, 1998, to retire on or before October 1, 1998, and provided further that the Company, in its sole and absolute discretion, may exercise the right to require the Employee to defer his or her retirement to a date beyond October 1, 1998 as a condition to receipt of such enhanced benefits. Notwithstanding the generality of the foregoing, the Employees serving in the capacities of Chairman of the Board of the Company and Chief Executive Officer of the Company were specifically excluded from eligibility to elect and participate in this Voluntary Early Retirement Program (hereinafter, "VERP"). Employees with status "Retired VERP" in Appendix A made the above election and became eligible for the VERP benefits.

          14.2 The final monthly accrued benefit under the Plan of an Employee eligible for the VERP benefits will be computed as described in
          Section 6.1, with the exceptions that (a) the Employee's actual credited years of service used in the benefit calculation will be increased by three (3) years and (b) the Employee's earnings in the Employee's final annual earnings measurement period will be used in the benefit calculation rather than a three year average of annual earnings. The enhanced final monthly accrued benefit, as thus calculated, will be payable to the Employee immediately upon retirement without application of the .5% per month reduction factor ordinarily applied for benefit commencements prior to age 60.

          14.3 An Employee who retires under the VERP will have available as an additional form of payment a lump sum distribution of a portion of the value of the enhanced accrued benefit, with such portion computed as the difference between the enhanced accrued benefit and the benefit otherwise available to the Employee on the Retirement Date under the normal provisions of the Plan.

          14.4 An Employee who elects the VERP and whose Retirement Date is deferred by the Company beyond October 1, 1998, shall be entitled on the deferred Retirement Date to have his or her final monthly accrued benefit under the Plan calculated with application of the above-described enhancements, shall have available the additional form of payment described above, and shall have as a minimum lump sum value of his or her entire enhanced monthly accrued benefit under the Plan the lump sum value that would have been available to the Employee had he or she retired on October 1, 1998.

          14.5 An Employee not otherwise eligible to retire immediately under the terms of the VERP who terminates his or her employment with the Company during the period from October 1, 1998 to July 1, 1999 pursuant to an individually agreed Separation Agreement with the Company shall be eligible upon separation from Company service to receive his or her monthly accrued benefit, as modified in such agreement, either in the form of an immediately commenced annuity or in a single lump sum distribution.

     2. Effective January 1, 1998, Appendix A is hereby amended to add certain individuals as Eligible Employees for Plan purposes. As of such date, the Appendix A attached to this Amendment shall replace and become Appendix A for purposes of the Plan.

          Executed this 16th day of November, 1998.

                                AMP Incorporated

                                By:  /s/  R. Ripp
                                ----------------------------
                                Title:  Chairman & CEO
                                ---------------------------

                                And: /s/  D. F. Henschel
                                ----------------------------
                                Title: Corporate Secretary
                                ----------------------------